UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
February 18, 2008
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation)	001-13305 (Commission File Number)	95-3872914 (IRS Employer Identification Number)

311 Bonnie Circle Corona, California (Address of principal executive offices)		92880 (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     In connection with the ongoing efforts of Watson Pharmaceuticals, Inc. (the “Company”), to improve operating efficiencies, on February 18, 2008, the Board of Directors of the Company approved plans to close the Company’s manufacturing facility in Carmel, New York and its distribution center in Brewster, New York. While the final closing date for these facilities will depend on a number of factors, we anticipate these facilities will be closed by 2010.
     The Company expects to incur pre-tax costs associated with the planned closures of approximately $60 to $70 million which includes the following:
•	accelerated depreciation expense of $25 to $30 million;
•	severance, retention, relocation and other employee related costs of approximately $25 to $30 million; and
•	product transfer costs of approximately $8 to $12 million.
The Company estimates that the majority of these costs will be incurred in 2008 and 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2008	WATSON PHARMACEUTICALS, INC.
	By:	/s/David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary